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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated:  October 15, 1998

                                  CITICORP CAPITAL INVESTORS EUROPE LIMITED


                                  By: /s/ William H. Wolf
                                      ----------------------------------
                                      Name:  William H. Wolf
                                      Title: President


                                  CITICORP BANKING CORPORATION


                                  By: /s/ William H. Wolf
                                      ----------------------------------
                                      Name:  William H. Wolf
                                      Title: Vice President, Assistant
                                             Controller and Assistant
                                             Secretary


                                  CITICORP


                                  By: /s/ George E. Seegers
                                      ----------------------------------
                                      Name:  George E. Seegers
                                      Title: Secretary Pro Tem


                                  CITIGROUP INC.


                                  By: /s/ Stephanie B. Mudick
                                      ----------------------------------
                                      Name:  Stephanie B. Mudick
                                      Title: Assistant Secretary